UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2026

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Block Street Corp.

On April 20, 2026, ALT5 Sigma Corporation (the “Company”, “we”, “our”, or “us”) entered into a Stock Exchange Agreement (the “SEA”) with the four owners of Block Street Corp., a Nevada corporation (“Block Street”). In connection with the SEA, we granted the four owners certain warrants for the purchase of shares of our common stock and Block Street entered into employment agreements with two of the four individuals.

We issued an aggregate of 12,670,257 shares (the “Issued Stock”) of our common stock (our “Common Stock”) to the four individuals, valued at $12 million at Nasdaq minimum price and granted two sets of five-year, pre-funded warrants to the four individuals, the first set of which (the “Set One Warrants”) is exercisable for an aggregate of up to 15,837,821 shares (the “Set One Warrant Stock”) of Common Stock with an initial aggregate exercise price of $15 million at Nasdaq minimum price and a remaining exercise price of $.001 per share and the second set of which (the “Set Two Warrants”) is exercisable for an aggregate of up to 16,893,675 shares (the “Set Two Warrant Stock”) of Common Stock with an initial aggregate exercise price of $16 million at Nasdaq minimum price and a remaining exercise price of $.001 per share. The Set One Warrants vest in full at any time on or after the date on which Block Street (following the closing of the transactions contemplated by the SEA) has generated US GAAP-compliant net revenues, applied consistently with the Company’s historical accounting policies, on a trailing four consecutive Company-quarterly reporting basis, of not less than $20,000,000, as certified by the principal financial officer of the Company. The Set Two Warrants vest in full at any time on or after the date on which Block Street (following the closing of the transactions contemplated by the SEA) has generated US GAAP-compliant annual “Modified Operating Income,” applied consistently with the Company’s historical accounting policies, on a trailing four consecutive Company-quarterly reporting basis, of not less than $8,000,000, as certified by the principal financial officer of the Company. “Modified Operating Income” means “Net Operating Income” plus realized gains and minus realized losses from the sale of tokens generated by the initial coin offerings operations of Block Street. “Net Operating Income” means, using the following categories as defined in SEC Regulation S-X Section 210.5-03: net sales and gross revenues, less (i) costs and expenses applicable to sales and revenues, and (ii) other operating costs and expenses, and (iii) selling, general and administrative expenses, and (iv) provision for doubtful accounts and notes, and (v) other general expenses.

Both the Set One Warrants and the Set Two Warrants provide for the cashless exercise thereof.

The shares of Issued Stock and the shares of Set One Warrant Stock and Set Two Warrant Stock, from and after the respective issuances thereof, are subject to contractual lock-up and leak-out provisions. The lock-up period for all of such shares of stock is 24 months, subject to releases of 25% thereof every six months commencing April 20, 2026 for the shares of Issued Stock and commencing on the dates on which the shares of Set One Warrant Stock and Set Two Warrant Stock are issued.

Each holder of shares “leak-out” stock has the right, but not the obligation, to sell those shares of stock into the public markets on each trading day that quantum of such shares in an amount that does not exceed 10% of the average number of shares of our Common Stock sold in the public markets during each of the twenty (20) trading days preceding the date on which the holder sells any of such shares of stock, the daily trading volume as reflected on nasdaq.com (the “Daily Leak-out Volume”). The Daily Leak-out Volume is not cumulative; it is a trading day “use it or lose it” right. Further, the gross price of each such share of stock sold by the holder shall be at not less than the “best bid” at the time that the relevant holder places a sell order with his broker, no matter how such sell order is placed. If a holder, in a transaction not involving the public markets, shall sell or otherwise give, swap, transfer, or hypothecate, or grant any option for the sale, gift, swap, transfer, or hypothecation, to any third party in respect of any of such shares of stock, then (A) as a condition precedent to the closing of such a transaction, such third party shall execute an agreement in favor of us that contains leak-out provisions substantially similar to the leak-out provisions set forth in this section and (B) any sales into the public markets by such third party shall be aggregated on a daily basis with any sales into the public markets by the legacy holder. The Daily Leak-out Volume shall be adjusted for forward stock splits, reverse stock splits (consolidations), and recapitalizations of shares of our Common Stock and similar transactions affecting all holders of our Common Stock equally.

We do not have any obligation to register any of the shares of the Issued Stock, the Set One Warrant Stock, or the Set Two Warrant Stock.

The issuance of the Issued Stock, the grant of the Set One Warrants and the Set Two Warrants, and the potential issuances of the shares of Set One Warrant Stock and Set Two Warrant Stock were all effectuated as a private offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”).

The foregoing descriptions of the SEA, Employment Agreements, Set One Warrant, and Set Two Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of each such agreement, a copy of each of which is attached as exhibits 10.138, 10.139, 10.140, 4.11, and 4.12 to this Current Report on Form 8-K and are incorporated by reference herein.

Dectec

On April 20, 2026, we also entered into binding letter of intent with the Decentralized Technologies Inc. (“Dectec”), pursuant to which we will acquire all of the issued and outstanding shares of capital stock of Dectec and will issue four million shares of our Common Stock (the “Initial Issuance”) to the equity holders of Dectec. In addition to the Initial Issuance, we shall issue up to four million shares of our Common Stock during the following 36-month period from closing at a ratio of one million shares for every five million dollars of “Gross Profit” generated by Dectec’s solutions. “Gross Proﬁt” is deﬁned as Gross Sales generated directly from Dectec’s solutions, less (i) cost of goods sold (which include, but are not limited to, commissions, software licenses, data acquisition costs, AI compute costs, and other direct delivery costs associated with Dectec’s operations) and (ii) (A) costs and expenses applicable to sales and revenues and (B) other operating costs and expenses and (C) selling, general and administrative expenses and (D) provision for doubtful accounts and notes and (E) other general expenses.

The issuance of the Initial Issuance of Stock was effectuated as a private offering under Section 4(a)(2) of the 1933 Act.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K in respect of issuance of shares of our common stock is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.11	Form of $20,000,000 pre-funded warrant from Block Street transaction, granted April 20, 2026.
4.12	Form of $16,000,000 pre-funded warrant from Block Street transaction, granted April 20, 2026.
10.138	Form of Stock Exchange Agreement for the Block Street transaction, dated April 20, 2026.
10.139	Form of Employment Agreement between Block Street Corp. and Derek Peterson, dated April 20, 2026.
10.140	Form of Employment Agreement between Block Street Corp. and Matthew Morgan, dated April 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: April 24, 2026	By:	/s/ Tony Isaac
Tony Isaac
Chief Executive Officer and President